On behalf of Registrant, Calvert Variable Series, Inc., I acknowledge that:

1.         The Fund/Portfolio is responsible for the adequacy and accuracy of the disclosure in the filings;

2.         Staff comments or changes to disclosure in response to staff comments in the filings reviewed by the staff do not foreclose the Commission from taking any action with respect to the filing; and

3.         The Fund/Portfolio may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

/s/ Ivy Wafford Duke

Name: Ivy Wafford Duke
Title: Assistant Secretary